Exhibit 10.17

BUSINESS DEVELOPMENT SOLUTIONS, INC.

DIRECTOR AGREEMENT

      THIS AGREEMENT (The “Agreement”) is made as of the _____ day of ________, 2009, by and between Business Development Solutions, Inc., a Delaware corporation (“BDS” and together with any of its current or future subsidiaries, affiliates, successors or assigns, the “Company”), and __________________ (hereinafter referred to as the “Director”).

The Company and the Director desire to enter this Agreement relating to the rights and duties of the Director as a member of the Company’s Board of Directors.

AGREEMENT

In consideration for the above recited promises and the mutual promises contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Company and the Director hereby agree as follows:

1.

DUTIES.  The Company requires that the Director be available to perform the duties of a director customarily related to this function as may be determined and assigned by the board of directors of BDS and/or the boards of directors of the Company’s subsidiaries or affiliates (each, a “Board”) and as may be required by the Company’s constituent instruments, including its certificate of incorporation, bylaws and its corporate governance and board committee charters, each as amended or modified from time to time, and by applicable law.  The Director agrees to devote as much time as is necessary to perform completely the duties as the Director of the Company, including duties as a member of any committee as the Director may hereafter be appointed to.  The Director will perform such duties described herein in accordance with the general fiduciary duty of directors arising under the General Corporation Law of the State of Delaware.

2.

TERM.  The term of this Agreement shall commence as of the date of the Director’s appointment by a Board and shall continue until the Director’s removal or resignation.

3.

COMPENSATION.  For all services to be rendered by the Director in any capacity hereunder, the Company agrees to pay the Director a fee of ________ per ______.  Such fee may be adjusted from time to time as agreed by the parties.

4.

EXPENSES.  In addition to the compensation provided in paragraph 3, the Company will reimburse the Director for pre-approved reasonable business related expenses incurred in good faith in the performance of the Director’s duties for the Company.  Such payments shall be made by the Company upon submission by the Director of a signed statement itemizing the expenses incurred.  Such statement shall be accompanied by sufficient documentary matter to support the expenditures.

5.

CONFIDENTIALITY.  The Company and the Director each acknowledge that, in order to accomplish the purpose of this Agreement, the Director shall necessarily be obtaining access to certain confidential information concerning the Company and its affairs, including, but not limited to business methods, information systems, financial data and strategic plans which are unique assets of the Company (“Confidential Information”).  The Director covenants not to, either directly or indirectly, in any manner, utilize or disclose to any person, firm, corporation, association or other entity any Confidential Information.

6.

TERMINATION.  With or without cause, the Company and the Director may each terminate this Agreement at any time upon ten days written notice, and the Company shall be obligated to pay to the Director the compensation and expenses due up to the date of the termination.  Nothing contained in or omitted from this Agreement shall prevent the shareholder(s) of the Company from removing the Director with immediate effect at any time for any reason.

7.

INDEMNIFICATION.  The Company shall indemnify, defend and hold harmless the Director, to the full extent allowed by the law of the State of Delaware, and as provided by, or granted pursuant to, any charter provision, bylaw provision, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in the Director’s official capacity and as to action in another capacity while holding such office.

8.

EFFECT OF WAIVER.  The waiver by either party of the breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach of such provision.

9.

NOTICE.  Any and all notices referred to herein shall be sufficient if furnished in writing at the addresses specified on the signature page hereto.

10.

GOVERNING LAW.  This Agreement shall be interpreted in accordance with, and the rights of the parties hereto shall be determined by, the laws of the State of Delaware without reference to that state’s conflicts of laws principles.

11.

ASSIGNMENT.  The rights and benefits of the Company under this Agreement shall be transferable, and all the covenants and agreements hereunder shall inure to the benefit of, and be enforceable by or against, its successors and assigns.  The duties and obligations of the Director under this Agreement are personal and therefore the Director may not assign any right or duty under this Agreement without the prior written consent of the Company.

12.

MISCELLANEOUS.  If any provision of this Agreement shall be declared invalid or illegal, for any reason whatsoever, then, notwithstanding such invalidity or illegality, the remaining terms and provisions of the this Agreement shall remain in full force and effect in the same manner as if the invalid or illegal provision had not been contained in this Agreement.

13.

ARTICLE HEADINGS.  The article headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

14.

COUNTERPARTS.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument.  Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

15.

ENTIRE AGREEMENT.  Except as provided elsewhere herein, this Agreement sets forth the entire agreement of the parties with respect to its subject matter and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party to this Agreement with respect to such subject matter.

IN WITNESS WHEREOF, the parties hereto have caused this Director Agreement to be duly executed and signed as of the day and year first above written.

Business Development Solutions, Inc. By:_____________________________ Name: Title: Address: Director _______________________________ Name: Address: